Exhibit 10.4

FLOTEK INDUSTRIES, INC.
STAND-ALONE CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT
1.    Grant of Restricted Stock Units. Subject to the conditions described in this agreement (this “Award Agreement”), Flotek Industries, Inc., a Delaware corporation (the “Company”), hereby agrees to grant John W. Chisholm (“Participant”) cash-settled Restricted Stock Units (“RSUs”) pursuant to the Company’s 2019 Performance Unit Plan in lieu of the Restricted Stock grant provided for therein pursuant to the Committee’s authority to settle such award in cash. For avoidance of doubt and for purposes of clarity, the RSUs granted pursuant to this Award Agreement are not being granted under the Flotek Industries Inc. 2018 Long-Term Incentive Plan or any other equity plan of the Company.
2.    Number of RSUs Granted. 123,750 RSUs. Subject to the terms and conditions set forth in this Award Agreement, each Vested RSU entitles Participant to receive an amount equal to the Fair Market Value of one Share.
3.    Grant Date. May 20, 2019.
4.    Vesting. Subject to the satisfaction of the terms and conditions set forth in this Award Agreement, including Participant’s continued employment/service with the Company through the Vesting date, the RSUs shall Vest on March 31, 2020 (the “Vesting Date”).
5.    Transferability. Until restrictions lapse, the RSUs shall not be transferable. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the RSUs, regardless of by whom initiated or attempted, prior to the lapse of restrictions shall be void and unenforceable against the Company. If, notwithstanding the foregoing, an assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the RSUs is effected by operation of law, court order or otherwise, the affected RSUs shall remain subject to the risk of forfeiture, Vesting requirement and all other terms and conditions of this Award Agreement. In the case of Participant’s death or Disability, Participant’s Vested rights under this Award Agreement (if any) may be exercised and enforced by Participant’s guardian or legal representative.
6.    Forfeiture.
(a)    In the event of Participant’s Termination prior to March 31, 2020 that is by Participant and that is not for Good Reason, the unvested portion of the RSUs held by Participant at that time shall immediately be forfeited.
(b)    The occurrence of any other Termination shall cause the portion of the RSUs that are not yet Vested to be considered immediately Vested, including, but not limited to, because of, (i) a Termination by the Company, whether or not for cause, (ii) the death of Participant, or (ii) the Disability of Participant. For purposes hereof, “Good Reason” shall exist upon the occurrence of one of the following Company actions (unless Participant consents in writing to such action(s)): (i) a material reduction of Participant’s salary and Participant’s benefits to which Participant was entitled immediately prior to such reduction, (ii) a material reduction in the duties, authority or responsibilities relative to Participant’s duties, authority or responsibilities as in effect immediately prior to such reduction, or (iii) the relocation of Participant to a facility or a location more than fifty (50) miles from Participant’s then present location; provided, however, that (A) Participant must provide the Company with written notice of the occurrence of such action(s) within 60 days of the initial occurrence of such action(s) and of his intent to terminate employment based on such action(s), (B) the written notice must describe the event constituting Good Reason in reasonable detail, and (C) within 30 days from the date that such written notice is received by the Company, the Company must cure such action(s).
7.    Conversion and Settlement. Subject to the terms of this Award Agreement, on the Vesting Date, each Vested RSU shall immediately and automatically be converted into a cash payment equal to the Fair Market Value of one Share on the Vesting Date, and paid to Participant, less any amounts withheld pursuant to Section 12(b), as soon as practicable (but in no event later than fifteen (15) days following the Vesting Date).
8.    Rights as Stockholder; Dividend Equivalents.
(a)    Participant’s receipt of the grant of the RSUs pursuant to this Award Agreement shall provide and confer no rights to, or status as, a stockholder or equity holder of the Company.
(b)    Subject to the terms and conditions of this Award Agreement, Participant is hereby granted Dividend Equivalents to accompany each RSU. Dividend Equivalents shall be subject to the same restrictions on transferability, vesting and forfeitability and shall be payable at the same time as the RSUs with respect to which they are credited.
9.    Reorganization of the Company. The existence of this Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the RSUs or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    Certain Restrictions. By executing this Award Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this Award Agreement.
11.    Amendment and Termination. No amendment, alteration, suspension, or termination of this Award Agreement shall materially or adversely impair the rights of Participant (other than any amendment the Committee deems necessary in order to permit the RSUs to meet the requirements of the Code, or other applicable laws, or to prevent adverse tax consequences to Participant), unless otherwise mutually agreed upon by Participant and the Committee, which agreement must be in writing and signed by Participant and the Company.
12.    Taxes and Withholdings.
(a)    Tax Consequences. The granting, Vesting and/or settlement of all or any portion of the RSUs may trigger tax liability. Participant agrees that he shall be solely responsible for any such tax liability. Participant is encouraged to contact his tax advisor to discuss any tax implications which may arise in connection with the RSUs.
(b)    Withholding. Participant acknowledges that the Vesting and settlement of RSUs granted pursuant to this Award Agreement may result in federal, state or local tax withholding obligations. Participant understands and acknowledges that the Company will not settle the RSUs until it is satisfied that appropriate arrangements have been made to satisfy any tax obligation under this Award Agreement and agrees to make appropriate arrangements suitable to the Company for satisfaction of all tax withholding obligations. Further, Participant hereby agrees and grants to the Company the right to withhold from any payments or amounts of compensation, payable in cash or otherwise, in order to meet any tax withholding obligations under this Award Agreement. As such, if the Company requests that Participant take any action required to effect any action described in this Section and to satisfy the tax withholding obligation pursuant to this Award Agreement, Participant hereby agrees to promptly take any such action.
(c)    Section 409A Compliance. The RSUs and this Award Agreement are intended to comply with Section 409A of the Code and this Award Agreement shall be construed and interpreted accordingly. If and to the extent any amount of compensation under this Award is to be paid, settled or provided by reason of Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of Participant’s termination of employment only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if Participant is determined by the Committee to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date Participant’s separation from service (or, if earlier, Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date Participant’s separation from service (or, if earlier, Participant’s date of death). Each payment or provision of compensation under this Award Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in this Award Agreement shall be interpreted and applied in accordance with the foregoing provisions.
13.    Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award Agreement. Such adjustment may include an adjustment to the number and class of Shares underlying the RSUs. Notwithstanding the preceding, the number of Shares underlying the RSUs always shall be a whole number.
14.    Definitions. As used herein, the following definitions shall apply:
(a)    “Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, or (iii) any other entity, approved as an Affiliate by the Committee, in which the Company or any of its other Affiliates has a material equity interest.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be deemed a reference to any successor or amended section of the Code.
(d)    “Committee” means the Compensation Committee of the Board.
(e)    “Common Stock” means the common stock, $0.0001 par value per Share, of the Company.
(f)    “Disability” means the condition of being unable to perform Participant’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both Participant (or his guardian) and the Company, provided that if Participant and the Company do not agree on a physician, Participant (or his guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding, and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to Participant by the Company shall conclusively establish Participant’s Disability.
(g)    “Dividend Equivalent” means a notional credit to a bookkeeping account with respect to Participant in an amount equal to the value of dividends paid on one Share for each RSU held by Participant.
(h)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)     If the Common Stock is listed on any established stock exchange or a national market system, or if the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the closing price of the Common Stock on such exchange or system for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii)     In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee by a reasonable application of a reasonable valuation method.
Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
(i)    “Forfeit” and variations thereof (whether or not capitalized) means to lose Participant’s rights under this Award Agreement prior to its Vesting as a result of cancellation, revocation, lapse, or expiration of the RSUs in accordance with the terms of this Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.
(j)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver cash equal in value to the Fair Market Value of one Share in the Company on the date of Vesting.
(k)    “Share” means a share of Common Stock, as adjusted in accordance with Section 13 of this Award Agreement.
(l)    “Termination” and variations thereof (whether or not capitalized) means, with respect to Participant’s service to the Company or its Affiliates, the end of Participant’s employment, status as a non-employee director, or engagement or relationship as a consultant, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by Participant to the Company and its Affiliates in such capacity.
(m)    “Vest,” “vesting”, and variations thereof (whether or not capitalized), means the lapsing or elimination of Participant’s risk of forfeiture with respect to the RSUs.
15.    No Guarantee of Tax Consequences. The Company, Board and Committee make no commitment or guarantee to Participant that any federal, state or local tax treatment will apply or be available to any person eligible for benefits under this Award Agreement and assumes no liability whatsoever for the tax consequences to Participant.
16.    Severability. In the event that any provision of this Award Agreement is, becomes or is deemed to be illegal, invalid, or unenforceable for any reason, or would disqualify this Award Agreement under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of this Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or this Award Agreement, and the remainder of this Award Agreement shall remain in full force and effect.
17.    Administration and Interpretation. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs hereunder shall be submitted by Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
18.    Entire Agreement; Governing Law. This Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings, representation and agreements between the Company, on one hand, and Participant on the other hand (whether oral or written, and whether express or implied) with respect to the subject matter hereof. This Award Agreement shall be construed in accordance with (excluding any conflict or choice of law provisions of) the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.
19.    No Effect on Terms of Employment, Directorship or Consulting Relationship. This Award Agreement shall not confer upon Participant any right as a service provider, nor shall it interfere in any way with his right or the right of the Company or any Affiliate thereof to terminate Participant’s service at any time, with or without cause, and with or without notice.
20.    Unfunded Obligation. Any amounts payable to Participant pursuant to this Award Agreement shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate thereof shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Award Agreement. Any investments or the creation or maintenance of any trust for Participant’s account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Affiliate thereof and Participant, or otherwise create any vested or beneficial interest in Participant or Participant’s creditors in any assets of the Company or any Affiliate thereof. Participant shall have no claim against the Company or any Affiliate thereof for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Award Agreement.
21.    Construction. Headings in this Award Agreement are included for convenience and shall not be considered in the interpretation of this Award Agreement. References to sections are to Sections of this Award Agreement unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Award Agreement shall be construed according to its fair meaning and shall not be strictly construed against the Company.
22.    Compensation Recoupment. All compensation payable or paid under this Award Agreement shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system.
23.    Consent to Electronic Delivery; Electronic Signature. Except as otherwise prohibited by law, in lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectuses supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with the grant of RSUs hereunder. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his electronic signature is the same as, and shall have the same force and effect as, his manual signature.
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COMPANY:
FLOTEK INDUSTRIES, INC.

By:    /s/Elizabeth T. Wilkinson
Name:    Elizabeth T. Wilkinson
Title:    Chief Financial Officer

Date:    May 20, 2019

PARTICIPANT:

John W. Chisholm

Address:
40 Buttonbrush Court
Spring, TX 77380

Date: May 20, 2019